UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2010

BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32904
(Commission File Number)

20-4350483
(IRS Employer Identification No.)

110 S. Fairfax Ave., Los Angeles 90036
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 310.623.7483

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In accordance with board approval, effective January 21, 2010, the Nevada Secretary of State effected a forward stock split of our authorized and issued and outstanding shares of common stock on a one (1) old for fifty (50) new basis, such, such that our authorized capital increased from 30,000,000 shares of common stock with a par value of $0.001 to 1,500,000,000 shares of common stock with a par value of $0.001 and, correspondingly, our issued and outstanding shares of common stock increased from 2,779,000 shares of common stock to 138,950,000 shares of common stock.

Item 7.01	Regulation FD Disclosure

The forward split became effective with the Over-the-Counter Bulletin Board at the opening for trading on February 18, 2010 under the new stock symbol “BGBRD”, the “D” in our new trading symbol will be removed 20 business days after February 18, 2010.  Our new CUSIP number is 08901P206.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.

/s/ Dwayne Skellern
Dwayne Skellern
President, Secretary, Treasurer and Director
Date:	March 1, 2010